As filed with the Securities and Exchange Commission on June 26, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Linx S.A.

(Exact Name of Registrant as Specified in its Charter)

Brazil	7372	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Avenida Doutora Ruth Cardoso, 7,221

São Paulo - SP, 05425-902, Brazil
+55 (11) 2103-1575

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.
10 East 40th Street, 10th Floor
New York, NY 10016
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald Baker, Esq. John Guzman, Esq. White & Case LLP Avenida Brigadeiro Faria Lima, 2,277 — 4th Floor São Paulo — SP 01452-000, Brazil +55 (11) 3147-5600	Grenfel S. Calheiros, Esq. Simpson Thacher & Bartlett LLP Av. Presidente Juscelino Kubitschek, 1455 — 12th Floor São Paulo — SP 04543-011, Brazil +55 (11) 3546-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. .☒ 333-231796

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)(2)	Proposed Maximum Offering Price per Common Share(3)(4)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee(5)
Common shares including in the form of ADSs without par value (1)(2)	3,500,000	US$9.68	US$33,880,000	US$4,106.26

(1)          The common shares (including in the form of ADSs) being registered in this Registration Statement are in addition to the 33,665,791 common shares (including in the form of ADSs) registered pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-231796). A registration fee of US$39,497.24 was previously paid in connection with that Registration Statement.

(2)          Includes common shares (including in the form of ADSs) that are issuable upon the exercise of the underwriters’ option to purchase additional shares. Also includes common shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These common shares are not being registered for the purpose of sales outside the United States.

(3)          American depositary shares issuable upon deposit of common shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-232046). Each American depositary share represents one common share.

(4)          Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices of our common shares as reported on the B3 on June 24, 2019.  The exchange rate on such date was R$3.8234 per US$1.00.

(5)          Pursuant to 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of securities initially registered pursuant to Form F-1.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-231796) of Linx S.A. (the “Registrant”), including all amendments and exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on June 25, 2019, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

5.1	Form of opinion of Pinheiro Neto Advogados, Brazilian counsel of Linx S.A., as to the validity of the common shares.
23.1	Consent of Ernst & Young Auditores Independentes S.S.
23.3	Consent of Pinheiro Neto Advogados, counsel of Linx S.A. (included in Exhibit 5.1).
24.1*	Powers of attorney (included on signature page to the registration statement)*

* Previously filed.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-231796 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index attached hereto, which are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of São Paulo, Brazil, on this 26th   day of June, 2019.

Linx S.A.

By:	/s/ Alberto Menache
	Name:	Alberto Menache
	Title:	Chief Executive Officer

By:	/s/ Pedro Holmes Monteiro Moreira
	Name:	Pedro Holmes Monteiro Moreira
	Title:	Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Alberto Menache	Chief Executive Officer	June 25, 2019
Alberto Menache	(principal executive officer)

/s/ Pedro Holmes Monteiro Moreira	Vice-President of Finance and Investor Relations Officer	June 25, 2019
Pedro Holmes Monteiro Moreira	(principal financial officer and principal accounting officer)

*	Vice-President of Operations	June 25, 2019
Jean Carlo Klaumann	(principal operating officer)

*	Chairman of the board of directors	June 25, 2019
Nércio José Monteiro Fernandes

*	Director	June 25, 2019
Alon Dayan

*	Director	June 25, 2019
João Cox

*	Director	June 25, 2019
Roger de Barbosa Ingold

*	Authorized representative in the United	June 25, 2019
Richard Arthur, Assistant Secretary, Cogency Global Inc.	States

*By:	/s/ Alberto Menache
Alberto Menache
Attorney-in-Fact